Exhibit 99.1

Cray Media:	Investors:
Juliet McGinnis	Paul Hiemstra
206/701-2152	206/701-2044
pr@cray.com	ir@cray.com

CRAY INC. REPORTS SECOND QUARTER 2018 FINANCIAL RESULTS
Company expects 2018 revenue growth in the range of 15%

Seattle, WA - July 31, 2018 - Global supercomputer leader Cray Inc. (Nasdaq: CRAY) today announced financial results for its second quarter ended June 30, 2018.

All figures in this release are based on U.S. GAAP unless otherwise noted. A reconciliation of GAAP to non-GAAP measures is included in the financial tables in this press release.

Revenue for the second quarter of 2018 was $120.2 million, compared to $87.1 million in the second quarter of 2017. Net loss for the second quarter of 2018 was $11.0 million, or $0.27 per diluted share, compared to a net loss of $6.8 million, or $0.17 per diluted share in the second quarter of 2017. Non-GAAP net loss was $8.1 million, or $0.20 per diluted share for the second quarter of 2018, compared to non-GAAP net loss of $8.0 million, or $0.20 per diluted share in the second quarter of 2017.

For the second quarter of 2018, overall gross profit margin on a GAAP and non-GAAP basis was 31% and 32%, respectively, compared to 33% on a GAAP and non-GAAP basis in the second quarter of 2017.

Operating expenses for the second quarter of 2018 were $50.2 million, compared to $39.8 million in the second quarter of 2017. Non-GAAP operating expenses for the second quarter of 2018 were $47.1 million, compared to $37.5 million in the second quarter of 2017. Operating expenses for the second quarter of 2018 were impacted by lower research and development credits compared to the second quarter of 2017.

As of June 30, 2018, cash, investments, and restricted cash totaled $144 million. Working capital at the end of the second quarter was $325 million, compared to $332 million at March 31, 2018.

“Our second quarter was highlighted by a number of new AI wins, several installations of supercomputers and storage systems around the world, and expanded storage and AI offerings,” said Peter Ungaro, president and CEO of Cray. “We continue to see signs of improvement in our target market and, although it is still early to predict the extent of the rebound, I remain confident that our market is returning to growth. While we have work left to do, we remain focused on executing on our outlook for the remainder of 2018 and setting the company up for strong long-term growth.”

Outlook
For 2018, while a wide range of results remains possible, Cray expects revenue to be in the range of $450 million. For the third quarter of 2018, revenue is expected to be about $90 million. For 2018, GAAP and non-GAAP gross margins are expected to be in the low-30% range. Non-GAAP operating expenses for 2018 are expected to be in the range of $190 million. For 2018, non-GAAP adjustments are expected to total about $14 million, driven primarily by share-based compensation. For the year, GAAP operating expenses are anticipated to be about $12 million higher than non-GAAP operating expenses, and GAAP gross profit is expected to be about $2 million lower than non-GAAP gross profit.

Based on this outlook, Cray’s effective GAAP and non-GAAP tax rates for 2018 are both expected to be in the low-single digit range, on a percentage basis.

While a wide range of results remains possible and it is still early in the planning process, Cray expects 2019 annual revenue to grow modestly compared to its current 2018 outlook.

Actual results for any future periods are subject to large fluctuations given the nature of Cray’s business.

Recent Highlights

•
In July, Cray announced that it has delivered and installed an XC50 supercomputer at the National Astronomical Observatory of Japan (NAOJ). The supercomputer is the world’s most powerful system dedicated to astrophysical calculations.

•
In July, Cray announced that the Indian Institute of Technology Bombay has selected a Cray XC50 supercomputer and Cray ClusterStor scale-out Lustre storage system. The new solution will support IIT Bombay in its mission to deliver transformative education to create leaders and innovators.

•
In June, Cray announced a new AI workflow software suite and reference system configurations to jump-start AI and analytics deployments. The company introduced the Cray Urika-CS AI and Analytics software suite for the Cray CS series, and new Cray Accel AI reference configurations to help both IT and AI teams.

•
In June, Cray announced the ClusterStor L300F Lustre-based scalable flash storage solution, designed for applications that need high-performance scratch storage to quickly store and retrieve intermediate results. Also in June, Cray announced that the latest GENCI supercomputer in France, integrated by ATOS, will include a five petabyte Cray ClusterStor storage solution.

•
In June, Cray announced that it had partnered with UK Innovation Center Digital Catapult and its Machine Intelligence Garage to help organizations of all sizes speed the development of machine intelligence systems.

•
In May, Cray announced that the Japan Meteorological Agency was in the process of implementing two Cray XC50 supercomputers at its site in Kiyose, Tokyo. These systems are expected to deliver a combined peak performance of more than 18 petaflops.

Conference Call Information
Cray will host a conference call today, Tuesday, July 31, 2018 at 1:30 p.m. PT (4:30 p.m. ET) to discuss its second quarter ended June 30, 2018 financial results. To access the call, please dial into the conference at least 10 minutes prior to the beginning of the call at (855) 894-4205. International callers should dial (765) 889-6838 and use the conference ID #9872838. To listen to the audio webcast, go to the Investors section of the Cray website at www.cray.com/company/investors.

If you are unable to attend the live conference call, an audio webcast replay will be available in the Investors section of the Cray website for 180 days. A telephonic replay of the call will also be available by dialing (855) 859-2056, international callers dial (404) 537-3406, and entering the conference ID #9872838. The conference call replay will be available for 72 hours, beginning at 4:45 p.m. PT on Tuesday, July 31, 2018.

Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission (“SEC”). A reconciliation of U.S. generally accepted accounting principles, or

GAAP, to non-GAAP results is included in the financial tables included in this press release. Management believes that the non-GAAP financial measures that we have set forth provide additional insight for analysts and investors and facilitate an evaluation of Cray’s financial and operational performance that is consistent with the manner in which management evaluates Cray’s financial performance. However, these non-GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary or advisable for the conduct of Cray’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with or disclosures required by GAAP. These measures are adjusted as described in the reconciliation of GAAP to non-GAAP numbers at the end of this release, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent, or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review and consider this non-GAAP information as well as the GAAP financial results that are disclosed in Cray’s SEC filings.

Additionally, we have not quantitatively reconciled the non-GAAP guidance measures disclosed under “Outlook” to their corresponding GAAP measures because we do not provide specific guidance for the various reconciling items such as share-based compensation, adjustments to the provision for income taxes, amortization of intangibles, costs related to acquisitions, purchase accounting adjustments, and gain on significant asset sales, as certain items that impact these measures have not occurred, are out of our control, or cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact our financial results.
About Cray Inc.
Global supercomputing leader Cray Inc. (Nasdaq: CRAY) provides innovative systems and solutions enabling scientists and engineers in industry, academia, and government to meet existing and future simulation and analytics challenges. Leveraging more than 40 years of experience in developing and servicing the world’s most advanced supercomputers, Cray offers a comprehensive portfolio of supercomputers and big data storage and analytics solutions delivering unrivaled performance, efficiency, and scalability. Cray’s Adaptive Supercomputing vision is focused on delivering innovative next-generation products that integrate diverse processing technologies into a unified architecture allowing customers to meet the market’s continued demand for realized performance. Go to www.cray.com for more information.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements related to Cray’s financial guidance and expected operating results, Cray’s competitive position in the high-end supercomputing market and the timing and extent of a rebound in that market, Cray’s ability to grow in the future, and its product development, sales, and delivery plans. These statements involve current expectations, forecasts of future events, and other statements that are not historical facts. Inaccurate assumptions and estimates as well as known and unknown risks and uncertainties can affect the accuracy of forward-looking statements and cause actual results to differ materially from those anticipated by these forward-looking statements. Factors that could affect actual future events or results include, but are not limited to, the risk that Cray does not achieve the operational or financial results that it expects, the risk that Cray will not be able to secure orders for Cray systems to be accepted in the future when or at the levels expected, the risk that the segments of the high-end of the supercomputing market that Cray targets do not recover from the current downturn as early or as completely as expected or at all, the risk that the systems ordered by customers are not delivered when expected, do not perform as expected once delivered, or have technical issues that must be corrected before acceptance, the risk that the acceptance process for delivered systems is not completed, or customer acceptances are not received, when expected or at all, the risk that Cray is not able to successfully sell products and services in the big data, artificial intelligence, and commercial markets as expected or at all, the risk that Cray is not able to reach new customers through cloud services offerings as expected or at all, the risk that Cray is not able to expand and penetrate its addressable market as expected or at all, the risk that the expense and/or effort to address Cray systems at customer sites that have issues with third party components or with Cray components is material, the risk that Cray is not able to successfully complete its planned product development efforts in a timely fashion or at all, the risk that government funding to Cray for research and development projects is less than expected, the risk that new third-party processors and other components for our systems are not available with the anticipated performance, timing, or pricing, the risk that Cray is not able to achieve anticipated gross margin or expense levels, and such other risks as identified in Cray’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, and from time to time in other reports filed by Cray with the SEC. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. Cray undertakes no duty to publicly announce or report revisions to these statements as new information becomes available that may change Cray’s expectations.

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Urika, CRAY and the stylized CRAY mark are registered trademarks of Cray Inc. in the United States and other countries, and Accel AI, ClusterStor, and the CS and XC families of supercomputers are trademarks of Cray Inc.

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue:
Product	$83,379	$51,531	$127,833	$72,659
Service	36,824	35,604	71,964	73,507
Total revenue	120,203	87,135	199,797	146,166
Cost of revenue:
Cost of product revenue	65,274	39,515	99,319	54,266
Cost of service revenue	17,122	19,277	35,719	39,748
Total cost of revenue	82,396	58,792	135,038	94,014
Gross profit	37,807	28,343	64,759	52,152
Operating expenses:
Research and development, net	29,382	17,325	59,274	49,965
Sales and marketing	15,218	15,247	30,883	29,900
General and administrative	5,624	7,205	11,403	16,002
Restructuring	—	—	476	—
Total operating expenses	50,224	39,777	102,036	95,867
Loss from operations	(12,417)	(11,434)	(37,277)	(43,715)

Other income, net	430	155	48	1,197
Interest income, net	667	897	1,380	1,775
Loss before income taxes	(11,320)	(10,382)	(35,849)	(40,743)
Income tax benefit (expense)	370	3,542	(109)	14,688
Net loss	$(10,950)	$(6,840)	$(35,958)	$(26,055)

Basic net loss per common share	$(0.27)	$(0.17)	$(0.89)	$(0.65)
Diluted net loss per common share	$(0.27)	$(0.17)	$(0.89)	$(0.65)

Basic weighted average shares outstanding	40,616	40,051	40,527	40,022
Diluted weighted average shares outstanding	40,616	40,051	40,527	40,022

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share data)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$142,157	$137,326
Restricted cash	1,300	1,964
Short-term investments	—	6,997
Accounts and other receivables, net	113,138	162,034
Inventory	148,153	186,307
Prepaid expenses and other current assets	23,134	25,015
Total current assets	427,882	519,643

Long-term restricted cash	1,030	1,030
Long-term investment in sales-type lease, net	16,409	23,367
Property and equipment, net	37,880	36,623
Goodwill	14,182	14,182
Intangible assets other than goodwill, net	3,760	4,345
Other non-current assets	18,536	19,567
TOTAL ASSETS	$519,679	$618,757

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,758	$57,207
Accrued payroll and related expenses	16,994	18,546
Other accrued liabilities	10,885	9,471
Customer contract liabilities	58,575	80,119
Total current liabilities	103,212	165,343

Long-term customer contract liabilities	32,917	38,622
Other non-current liabilities	12,823	14,495
TOTAL LIABILITIES	148,952	218,460

Shareholders’ equity:
Preferred stock — Authorized and undesignated, 5,000,000 shares; no shares issued or outstanding	—	—
Common stock and additional paid-in capital, par value $.01 per share — Authorized, 75,000,000 shares; issued and outstanding 40,815,172 and 40,464,963 shares, respectively	639,782	633,408
Accumulated other comprehensive income	1,946	915
Accumulated deficit	(271,001)	(234,026)
TOTAL SHAREHOLDERS’ EQUITY	370,727	400,297
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$519,679	$618,757

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except EPS)

		Three Months Ended June 30, 2018
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(11.0)	$(0.27)	$(12.4)	$37.8	$50.2

Share-based compensation	(1)	3.2		3.2	0.2	3.0
Amortization of acquired and other intangibles	(2)	0.3		0.3	0.2	0.1
Income tax on reconciling items	(3)	(0.7)
Other items impacting tax provision	(4)	0.1
Total reconciling items		2.9	0.07	3.5	0.4	3.1

Non-GAAP		$(8.1)	$(0.20)	$(8.9)	$38.2	$47.1

		Three Months Ended June 30, 2017
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(6.8)	$(0.17)	$(11.4)	$28.3	$39.8

Share-based compensation	(1)	2.3		2.3	0.1	2.2
Amortization of acquired and other intangibles	(2)	0.1		0.1		0.1
Income tax on reconciling items	(3)	(1.0)
Other items impacting tax provision	(4)	(2.6)
Total reconciling items		(1.2)	(0.03)	2.4	0.1	2.3

Non-GAAP		$(8.0)	$(0.20)	$(9.0)	$28.4	$37.5

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets
(3) Adjustments associated with the estimated tax impact on non-GAAP reconciling items at our marginal U.S. tax rate of approximately 21% for the current year period, and 35% for the prior year comparative period

(4) As part of an alternative non-GAAP income measure, we have adjusted GAAP taxes as reported including the impact to the GAAP tax provision of the non-GAAP reconciling items (adjusted for note (3) above). And when applicable, we also adjust for changes related to the utilization or increase of our net operating loss carryforwards and for changes in our valuation allowance held against deferred tax assets and any applicable change in tax law, including the Tax Cuts and Jobs Act of 2017.

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except EPS)

		Six Months Ended June 30, 2018
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(36.0)	$(0.89)	$(37.3)	$64.8	$102.0

Share-based compensation	(1)	6.1		6.1	0.4	5.7
Amortization of acquired and other intangibles	(2)	0.5		0.5	0.4	0.1
Restructuring	(3)	0.5		0.5		0.5
Income tax on reconciling items	(4)	(1.5)
Other items impacting tax provision	(5)	0.8
Total reconciling items		6.4	0.16	7.1	0.8	6.3

Non-GAAP		$(29.6)	$(0.73)	$(30.2)	$65.6	$95.7

		Six Months Ended June 30, 2017
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(26.1)	$(0.65)	$(43.7)	$52.2	$95.9

Share-based compensation	(1)	5.0		5.0	0.2	4.8
Amortization of acquired and other intangibles	(2)	0.3		0.3		0.3
Income tax on reconciling items	(4)	(2.0)
Other items impacting tax provision	(5)	(13.7)
Total reconciling items		(10.4)	(0.26)	5.3	0.2	5.1

Non-GAAP		$(36.5)	$(0.91)	$(38.4)	$52.4	$90.8

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets
(3) Adjustments to exclude restructuring costs
(4) Adjustments associated with the estimated tax impact on non-GAAP reconciling items at our marginal U.S. tax rate of approximately 21% for the current year period, and 35% for the prior year comparative period

(5) As part of an alternative non-GAAP income measure, we have adjusted GAAP taxes as reported including the impact to the GAAP tax provision of the non-GAAP reconciling items (adjusted for note (4) above). And when applicable, we also adjust for changes related to the utilization or increase of our net operating loss carryforwards and for changes in our valuation allowance held against deferred tax assets and any applicable change in tax law, including the Tax Cuts and Jobs Act of 2017.

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Three Months Ended June 30, 2018
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$18.1	22%	$19.7	54%	$37.8	31%

Share-based compensation	(1)	0.1		0.1		0.2
Amortization of acquired and other intangibles	(2)	0.2		—		0.2
Total reconciling items		0.3	—%	0.1	—%	0.4	1%

Non-GAAP		$18.4	22%	$19.8	54%	$38.2	32%

		Three Months Ended June 30, 2017
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$12.0	23%	$16.3	46%	$28.3	33%

Share-based compensation	(1)	—		0.1		0.1
Total reconciling items		—	—%	0.1	—%	0.1	—%

Non-GAAP		$12.0	23%	$16.4	46%	$28.4	33%

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Six Months Ended June 30, 2018
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$28.5	22%	$36.3	50%	$64.8	32%

Share-based compensation	(1)	0.2		0.2		0.4
Amortization of acquired and other intangibles	(2)	0.4		—		0.4
Total reconciling items		0.6	1%	0.2	1%	0.8	1%

Non-GAAP		$29.1	23%	$36.5	51%	$65.6	33%

		Six Months Ended June 30, 2017
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$18.4	25%	$33.8	46%	$52.2	36%

Share-based compensation	(1)	0.1		0.1		0.2
Total reconciling items		0.1	—%	0.1	—%	0.2	—%

Non-GAAP		$18.5	25%	$33.9	46%	$52.4	36%

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets

CRAY INC. AND SUBSIDIARIES
Reconciliation of GAAP to non-GAAP Net Loss
(Unaudited; in millions except per share amounts and percentages)

		Three Months Ended June 30,		Six Months Ended June 30,
		2018	2017	2018	2017
GAAP Net Loss		$(11.0)	$(6.8)	$(36.0)	$(26.1)

Non-GAAP adjustments impacting gross profit:
Share-based compensation	(1)	0.2	0.1	0.4	0.2
Amortization of acquired and other intangibles	(2)	0.2	—	0.4	—
Total adjustments impacting gross profit		0.4	0.1	0.8	0.2

Non-GAAP gross margin percentage		32%	33%	33%	36%

Non-GAAP adjustments impacting operating expenses:
Share-based compensation	(1)	3.0	2.2	5.7	4.8
Amortization of acquired and other intangibles	(2)	0.1	0.1	0.1	0.3
Restructuring	(3)	—	—	0.5	—
Total adjustments impacting operating expenses		3.1	2.3	6.3	5.1

Non-GAAP adjustments impacting tax provision:
Income tax on reconciling items	(4)	(0.7)	(1.0)	(1.5)	(2.0)
Other items impacting tax provision	(5)	0.1	(2.6)	0.8	(13.7)
		(0.6)	(3.6)	(0.7)	(15.7)

Non-GAAP Net Loss		$(8.1)	$(8.0)	$(29.6)	$(36.5)

Non-GAAP Diluted Net Loss per common share		$(0.20)	$(0.20)	$(0.73)	$(0.91)

Diluted weighted average shares		40.6	40.1	40.5	40.0

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets
(3) Adjustments to exclude restructuring costs
(4) Adjustments associated with the estimated tax impact on non-GAAP reconciling items at our marginal U.S. tax rate of approximately 21% for the current year period, and 35% for the prior year comparative period

(5) As part of an alternative non-GAAP income measure, we have adjusted GAAP taxes as reported including the impact to the GAAP tax provision of the non-GAAP reconciling items (adjusted for note (4) above). And when applicable, we also adjust for changes related to the utilization or increase of our net operating loss carryforwards and for changes in our valuation allowance held against deferred tax assets and any applicable change in tax law, including the Tax Cuts and Jobs Act of 2017.